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                                   EXHIBIT 13
                SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

MONEY MARKET SUBACCOUNTS:
YIELD
Current yield for Money Market subaccount reflects the income generated by a subaccount over a 7 day period. Current yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical account having one Accumulation Unit at the beginning of the period adjusting for the maintenance charge, and dividing the difference by the value of the subaccount at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7). The resulting yield figure is carried to the nearest hundredth of a percent.

EFFECTIVE YIELD
Effective yield for the Money Market subaccount is calculated in a similar manner to current yield except that investment income is assumed to be reinvested throughout the year at the 7 day rate.

Effective yield is obtained by taking the base period returns as computed above, and then compounding the base period return by adding 1, raising the sum to a power equal to (365/7) and subtracting one from the result, according to the formula:
                                                       365/7
                Effective Yield=[(Base Period Return+1)     ]-1.

Since the reinvestment of income is assumed in the calculation of effective yield, it will generally be higher than current yield.

OTHER SUBACCCOUNTS:
TOTAL RETURN
Average annual total return quotations for the 1, 5, and 10 year periods ended on the date of the most recent balance sheet of the Registrant included in the registration statement is computed by finding the average annual compounded rates of return over the 1, 5, and 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:
                                         n
                                P(1 + T)   = ERV

Where:
P        = a hypothetical initial payment of $1000
T        = average annual total return
n        = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods (or fractional portion thereof)

YIELD
Current yield for subaccounts other than the Money Market subaccount reflects the income generated by a subaccount over a 30-day period. Current yield is calculated by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period, according to the formula:
                                                     6
                      Yield = 2[(((a - b ) / cd) + 1)  - 1]


Where a = net investment income earned during the period by the portfolio company attributable to shares owned by the subaccount, b = expenses accrued for the period (net of reimbursements), c = the average daily number of accumulation units outstanding during the period, and d = the maximum offering price per accumulation unit on the last day of the period. The yield reflects the mortality and expense risk charge and the annual policy fee.




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                                   EXHIBIT 13
                SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

MONEY MARKET SUBACCOUNTS:
YIELD
Current yield for Money Market subaccount reflects the income generated by a subaccount over a 7 day period. Current yield is calculated by determining the net change, exclusive of capital changes, in the value of a hypothetical account having one Accumulation Unit at the beginning of the period adjusting for the maintenance charge, and dividing the difference by the value of the subaccount at the beginning of the base period to obtain the base period return, and multiplying the base period return by (365/7). The resulting yield figure is carried to the nearest hundredth of a percent.

EFFECTIVE YIELD
Effective yield for the Money Market subaccount is calculated in a similar manner to current yield except that investment income is assumed to be reinvested throughout the year at the 7 day rate.

Effective yield is obtained by taking the base period returns as computed above, and then compounding the base period return by adding 1, raising the sum to a power equal to (365/7) and subtracting one from the result, according to the formula:

                Effective Yield=[(Base Period Return+1)365/7]-1.

Since the reinvestment of income is assumed in the calculation of effective yield, it will generally be higher than current yield.

OTHER SUBACCCOUNTS:
TOTAL RETURN
Average annual total return quotations for the 1, 5, and 10 year periods ended on the date of the most recent balance sheet of the Registrant included in the registration statement is computed by finding the average annual compounded rates of return over the 1, 5, and 10 year periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                P(1 + T) n = ERV

Where:
P        = a hypothetical initial payment of $1000
T        = average annual total return
n        = number of years
ERV = ending redeemable value of a hypothetical $1000 payment made at the beginning of the 1, 5, or 10 year periods at the end of the 1, 5, or 10 year periods (or fractional portion thereof)

YIELD
Current yield for subaccounts other than the Money Market subaccount reflects the income generated by a subaccount over a 30-day period. Current yield is calculated by dividing the net investment income per accumulation unit earned during the period by the maximum offering price per unit on the last day of the period, according to the formula:

                      Yield = 2[(((a - b ) / cd) + 1)6 - 1]


Where a = net investment income earned during the period by the portfolio company attributable to shares owned by the subaccount, b = expenses accrued for the period (net of reimbursements), c = the average daily number of accumulation units outstanding during the period, and d = the maximum offering price per accumulation unit on the last day of the period. The yield reflects the mortality and expense risk charge and the annual policy fee.